                                                                    Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intelect Communications, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-05918 and 333-3246) of our report dated April 9, 1997, relating to the consolidated balance sheet of Intelect Communications Systems Limited and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, the two months ended December 31, 1995 and the year ended October 31, 1995, and the related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Intelect Communications, Inc..

Our report dated April 9 , 1997, contains an explanatory paragraph that states that Intelect Communications Systems Limited has suffered recurring losses from continuing operations and is dependent upon the successful development and commercialization of its products and its ability to secure adequate sources of capital until the Company is operating profitably. These matters raise substantial doubt about the company's ability to continue as a going concern. Management's plans with regard to these matters are described in note 1 to the consolidated financial statements. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

/S/ KPMG PEAT MARWICK

Chartered Accountants
Hamilton, Bermuda
March 31, 1998

                                                                    Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intelect Communications, Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-35481) of our report dated April 9, 1997, relating to the consolidated balance sheet of Intelect Communications Systems Limited and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1996, the two months ended December 31, 1995 and the year ended October 31, 1995, and the related schedule, which report appears in the December 31, 1997 annual report on Form 10-K of Intelect Communications, Inc..

Our report dated April 9, 1997, contains an explanatory paragraph that states that Intelect Communications Systems Limited has suffered recurring losses from continuing operations and is dependent upon the successful development and commercialization of its products and its ability to secure adequate sources of capital until the Company is operating profitably. These matters raise substantial doubt about the company's ability to continue as a going concern. Management's plans with regard to these matters are described in note 1 to the consolidated financial statements. The consolidated financial statements and financial statements schedule do not include any adjustments that might result from the outcome of this uncertainty.

We consent to the use of our report incorporated in the registration statement by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/S/ KPMG PEAT MARWICK

Chartered Accountants
Hamilton, Bermuda
March 31, 1998